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                                                                    EXHIBIT 99.3

                                 VALLEY BANCORP
                           RESTRICTED STOCK AGREEMENT

      RESTRICTED STOCK AGREEMENT ("Agreement") entered into by and between Valley Bancorp, a Nevada corporation ("Company"), and the Grantee named below, on ______________, _______.

      Grantee:                              __________________________

      Number of Shares of Restricted Stock: __________________________

      Date of Grant:                        __________________________

      Fair Market Value of
      Restricted Stock on Date of Grant:    __________________________

                                Vesting Schedule

                   Percentage of Number of Shares of Restricted Stock
                   That Vests on Such Date (rounded up to next highest
Date of Vesting    whole number of shares)
---------------    ----------------------------------------------------

---------------    ----------------------------------------------------

---------------    ----------------------------------------------------

---------------    ----------------------------------------------------

---------------    ----------------------------------------------------

1. Company hereby grants to Grantee the number of shares of restricted stock ("Restricted Stock") identified above, under the terms and conditions provided in this Agreement.

2. The shares of Restricted Stock are granted under the Valley Bancorp Amended and Restated Employee Incentive Stock Plan (the "Plan") and are subject to the terms and conditions of the Plan and this Agreement. The terms and conditions of the Plan are incorporated herein by this reference. In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement, the former shall govern. Capitalized terms used herein that are not otherwise defined shall have the meaning given those terms in the Plan.

3. Grantee is not required to pay any amounts for shares of Restricted Stock received hereunder.

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4.    Shares of Restricted Stock shall Vest in accordance with the Vesting
      Schedule set forth above. Notwithstanding the foregoing, in the event of a Sale Transaction all unvested Shares of Restricted Stock subject to this Agreement shall Vest upon the date of closing of such Sale Transaction or such earlier date as the Committee may fix (assuming that Grantee has maintained Continuous Status as an Employee through such date). Shares of Restricted Stock that have not Vested as of the time Grantee first ceases to maintain Continuous Status as an Employee shall be forfeited to Company for no consideration.

5. Shares of Restricted Stock are not transferable and may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner, other than by will or by the laws of descent or distribution, prior to the time such shares Vest.

6. Notwithstanding any contrary provisions of this Agreement, Grantee may not sell shares of common stock of Company acquired hereunder (whether or not Vested) unless those shares are registered under applicable securities laws and regulations or an exemption from such registration is available. Prior to such sale, Company may require Grantee to provide it with a letter, at Grantee's expense, from counsel acceptable to Company stating that the sale of the shares will not violate any such securities laws or regulations.

7.    Certain Tax Matters. Grantee acknowledges that following:

      a. Grantee understands that under Section 83(a) of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), the excess of the fair market value on the date of Vesting of the shares of Restricted Stock over the fair market value on the Date of Grant of such shares will be taxed at the time of Vesting as ordinary income and subject to payroll and other withholding taxes and to tax reporting, as applicable. Grantee further understands that he/she may elect under
            Section 83(b) of the Code to be taxed at ordinary income rates based on the fair market value of the shares of Restricted Stock at the time such shares are acquired, rather than at the time and as the shares of Restricted Stock Vest. Such election (an "83(b) Election") must be filed with the Internal Revenue Service within thirty (30) days from the Date of Grant.

      b. Grantee understands that (i) he/she will not be entitled to a deduction for any ordinary income previously recognized as a result of the 83(b) Election if shares of Restricted Stock are subsequently forfeited to Company, and (ii) the 83(b) Election may cause him/her to recognize more compensation income than you would have otherwise recognized if the value of the shares of Restricted Stock subsequently decline.

      c. THE FORM FOR MAKING AN 83(b) ELECTION IS ATTACHED TO THIS AGREEMENT AS EXHIBIT B. GRANTEE UNDERSTANDS THAT FAILURE TO FILE SUCH AN ELECTION WITHIN THE 30-DAY PERIOD MAY RESULT IN THE RECOGNITION OF ORDINARY INCOME BY HIM/HER AS THE SHARES OF RESTRICTED STOCK VEST. Grantee further understands that an additional copy of such election form should be filed with

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            his/her federal income tax return for the calendar year in which the date of the Date of Grant falls. Grantee acknowledges that the foregoing is only a summary of the federal income tax laws that apply to the shares of Restricted Stock and does not purport to be complete. GRANTEE FURTHER ACKNOWLEDGES THAT COMPANY HAS DIRECTED HIM/HER TO SEEK INDEPENDENT ADVICE REGARDING THE APPLICABLE PROVISIONS OF THE CODE, THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH HE/SHE MAY RESIDE, AND THE TAX CONSEQUENCES OF HIS/HER DEATH.

      d. Grantee agrees to execute and deliver to Company a copy of (i) the Acknowledgment and Statement of Decision Regarding Section 83(b) Election, attached hereto as Exhibit A, and (ii) if he/she makes the
            Section 83(b) Election, the 83(b) Election attached hereto as Exhibit B.

      e. Grantee acknowledges that determining the actual tax consequences to him/her of receiving or disposing of shares of Restricted Stock may be complicated. These tax consequences will depend, in part, on Grantee's specific situation and may also depend on the resolution of currently uncertain tax law and other variables not within the control of Company. Grantee is aware that he/she should consult a competent and independent tax advisor for a full understanding of the specific tax consequences to him/her of receiving or disposing of shares of Restricted Stock. Prior to executing this Agreement, Grantee either has consulted with a competent tax advisor independent of Company to obtain tax advice concerning such shares in light of his/her specific situation or has had the opportunity to consult with such a tax advisor but has chosen not to do so.

8. As security for the faithful performance of this Agreement, Grantee agrees, upon execution hereof, to deliver a stock power in the form attached as Exhibit C (with the transferee, certificate number, date and number of shares left blank), executed by Grantee and his/her spouse, if any, along with any certificate(s) evidencing shares of Restricted Stock issued to him/her, to the Secretary of Company or its designee ("Escrow Holder"). Grantee hereby appoints the Escrow Holder to hold such stock power and any such certificate(s) in escrow and to take all such actions, and to effectuate all such transfers and/or releases of such Shares, as are in accordance with the terms of this Agreement and the Plan. The foregoing appointment is a power coupled with an interest and may not be revoked by Grantee. Grantee and Company agree that Escrow Holder will not be liable to any party to this Agreement (or to another party) for any actions or omissions, unless Escrow Holder is grossly negligent relative thereto. Escrow Holder may rely on any letter, notice or other document executed by any signature purported to be genuine and may rely on advice of counsel and obey any order of any court with respect to the transactions contemplated in this Agreement. Shares of Restricted Stock will be released to Grantee from escrow as they Vest.

9. Grantee understands and agrees that, in order to ensure compliance with the restrictions referred to in this Agreement, Company may issue appropriate "stop-transfer" instructions to its transfer agent, if any, and that, if Company transfers its own securities, it may make appropriate notations to the same effect in its own records. Company will not be required to (i) transfer on its books any shares of Restricted Stock that have been sold or transferred in violation of the provisions of this Agreement, or (ii) treat as the owner of such shares of Restricted Stock, or otherwise accord voting, dividend or liquidation rights to, any transferee to whom such shares have been transferred in contravention of this Agreement.

10. Company may withhold and remit to the appropriate tax authorities, from funds in its possession that it owes to Grantee, such amounts as it is required to so withhold and pay under applicable federal, state and local tax laws. Grantee hereby discharges Company from all claims, charges and liability that he/she may have against Company and its agents for any actions taken by them in connection with the immediately foregoing sentence.

11.   Miscellaneous.

      a. Any notice required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given either (i) when delivered personally to the party to whom it is directed (or any officer or agent of such party), or (ii) three (3) days after being deposited in the United States mail, certified or registered, postage prepaid, return receipt requested and properly addressed to the party to whom it is directed. A writing directed to Grantee shall be shall be deemed to be properly addressed if sent to him/her at the address shown beneath his/her signature below; and a writing directed to Company shall be deemed to be properly addressed if sent to Company at the following address:

                            Valley Bancorp
                            3500 W. Sahara Avenue
                            Las Vegas, NV 89102
                            Attention: ______________

      b. No waiver of any provision of this Agreement shall be valid unless in writing and signed by the person against whom such waiver is sought to been forced, nor shall failure to enforce any right hereunder constitute a continuing waiver of the same or a waiver of any other rights hereunder.

      c. Grantee hereby agrees to take whatever additional action and execute whatever additional documents Company may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed either on Grantee or on the shares of Restricted Stock pursuant to the express provisions of this Agreement.

      d. This Agreement and the Plan constitute the entire agreement between the parties hereto with regard to the subject matter hereof.

      e. The provisions of this Agreement shall inure to the benefit of, and be binding on, Company and its successors and assigns, and on Grantee and his/her legal representatives, heirs, legatees, distributes, assigns and transferees by operation of law, whether or not any such persons shall have become a party to this Agreement and agreed in writing to join herein and be bound by the terms and conditions hereof.

      f. Grantee shall be recorded as a shareholder of Company and shall have, subject to the provisions of this Agreement and the Plan, all the rights of shareholder with respect to the shares of Restricted Stock.

      g. The issuance of shares of Restricted Stock to Grantee does not confer upon him/her a right to continue employment with Company or its subsidiaries, and nothing in the Plan or this Agreement shall interfere in any way with the right of Grantee, or the right of Company or its subsidiaries, to terminate the employment relationship at any time.

      h. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

      IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.

                                            VALLEY BANCORP,
                                            a Nevada corporation

                                            By _________________________________

                                               __________________________
                                               Title: ___________________

                                            ATTEST:

                                            By _________________________________

                                               __________________________
                                               Title: ___________________

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

                          ACCEPTANCE AND ACKNOWLEDGMENT

      I am a resident of the State of Nevada. I acknowledge receipt of a copy of the Valley Bancorp Employee Incentive Stock Plan. I accept the shares of Restricted Stock granted to me hereunder and agree to be bound by this Agreement.

      Dated: _______________                ____________________________________
                                            Signature of Grantee

                                            Address: ___________________________
                                                     ___________________________
                                                     ___________________________

                  SPOUSAL CONSENT/CERTIFICATE OF MARITAL STATUS

      By his/her signature below, the undersigned spouse of Grantee acknowledges that he/she has read this Agreement and the Valley Bancorp Employee Incentive Stock Plan and is familiar with its terms and conditions. He/she agrees to be bound by all the terms and conditions of this Agreement and such plan.

      Dated:  _______________               ____________________________________
                                            Spouse's Signature

                                            ____________________________________
                                            Print Name of Spouse

      By his/her signature below, Grantee certifies that he/she is not legally married as of the date of this Agreement.

      Dated:  _______________               ____________________________________
                                            Signature of Grantee

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

                                    EXHIBIT A

                    ACKNOWLEDGMENT AND STATEMENT OF DECISION
                        REGARDING SECTION 83(b) ELECTION

      The undersigned, a recipient of _______ shares of common stock of Valley Bancorp, a Nevada corporation (the "Company"), pursuant to a grant of restricted stock under the terms and conditions of the Valley Bancorp Employee Incentive Stock Plan (the "Plan"), hereby states as follows:

      1. The undersigned acknowledges receipt of a copy of the Restricted Stock Agreement and Plan relating to the offering of such shares. The undersigned has carefully reviewed the Restricted Stock Agreement and Plan pursuant to which the shares are granted.

      2. The undersigned either (check as applicable)

      (a) ____ has consulted, and has been fully advised by, his/her own tax advisor, regarding the federal, state and local tax consequences of receiving shares of restricted stock under the Plan, and particularly regarding the advisability of making an election pursuant to Section 83(b) of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), and the corresponding provisions, if any, of applicable state law, or

      (b) ____ has knowingly chosen not to consult such a tax advisor.

      3. The undersigned hereby states that the undersigned has decided (check as applicable):

      (a) ____ to make an election pursuant to Section 83(b) of the Code, and is submitting to Company, together with the undersigned's executed Restricted Stock Agreement, an executed form entitled "Election Under Section 83(b) of the U.S. Internal Revenue Code of 1986," or

      (b) ____ not to make an election pursuant to Section 83(b) of the Code.

      4. Neither Company nor any affiliate or representative of Company has made any representation or warranty to the undersigned with respect to the consequences of the his/her acquisition of shares under the Plan or of the making or failure to make an election pursuant to Section 83(b) of the Code or the corresponding provisions, if any, of applicable state law.

Dated: ___________________

                                            ____________________________________
                                            Print Name: ________________________

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                                    EXHIBIT B

                          ELECTION UNDER SECTION 83(b)
                    OF THE U.S. INTERNAL REVENUE CODE OF 1986

      The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the U.S. Internal Revenue Code of 1986, as amended, to include in taxpayer's gross income for the current taxable year the amount of any compensation taxable to taxpayer in connection with taxpayer's receipt of the property described below:

      1. The name, address, taxpayer identification number and taxable year of the undersigned are as follows:

      NAME OF TAXPAYER: ________________________________________________________

      NAME OF SPOUSE: __________________________________________________________

      ADDRESS: _________________________________________________________________

      IDENTIFICATION NO. OF TAXPAYER: __________________________________________

      IDENTIFICATION NO. OF SPOUSE: ____________________________________________

      TAXABLE YEAR: ____________________________________________________________

      2. The property with respect to which the election is made is described as follows: _______________ shares of the common stock of Valley Bancorp, a Nevada corporation (the "Company").

      3. The date on which the property was transferred is: ___________________

      4. The property is subject to the following restrictions:

      The property is subject to a forfeiture restriction pursuant to which Company can reacquire the shares described in paragraph 2 if for any reason taxpayer's services with Company are terminated. Company's right to receive back the shares lapses in a series of installments over a ___-year period ending on
___________________.

      5. The aggregate fair market value at the time of transfer of such property (determined without regard to any restriction other than a restriction that by its terms will never lapse) is: $____________

      6. The amount (if any) paid for such property is: $___________

      The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned's receipt of the above-described

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property. The undersigned is the person performing the services in connection with the transfer of said property.

      The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner of Internal Revenue.

Dated: _____________________

Taxpayer                                    ____________________________________
                                            Print Name: ________________________

Spouse                                      ____________________________________
                                            Print Name: ________________________

                             DISTRIBUTION OF COPIES

      1. File original with the Internal Revenue Service Center where the taxpayer's income tax return will be filed. Filing must be made by no later than thirty (30) days after the date the property was transferred.

      2. Attach one copy to the taxpayer's income tax return for the taxable year in which the property was transferred.

      3. Mail one copy to Company at the following address:

                            Valley Bancorp
                            3500 W. Sahara Avenue
                            Las Vegas, NV 89102
                            Attention: ________________

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

                                    EXHIBIT C

                           STOCK POWER AND ASSIGNMENT
                            SEPARATE FROM CERTIFICATE

      FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _____________________, _________ shares of the common stock of Valley Bancorp, a Nevada corporation, standing in the undersigned's name on the books of said corporation represented by Certificate No._____ delivered herewith, and does hereby irrevocably constitute the Secretary of said corporation as attorney-in-fact, with full power of substitution, to transfer said stock on the books of said corporation.

Dated: _____________________

Taxpayer                                    ____________________________________
                                            Print Name: ________________________

Spouse                                      ____________________________________
                                            Print Name: ________________________

Please see paragraph 8 of the Restricted Stock Agreement for information on completing this form.

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